EXHIBIT 99.1
CONSENT OF PROSPECTIVE DIRECTOR
Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, David A. Sklar, hereby consent to be named as a prospective director of TMSF REIT, Inc. in the Registration Statement on Form S-4 of TMSF REIT, Inc., dated September 30, 2005, and any amendments thereto.
/s/ David A. Sklar
September 26, 2005